Exhibit 10.17.9

Execution Copy

OPORTUN FUNDING V, LLC

SECOND AMENDMENT TO THE SERIES 2015 SUPPLEMENT

This SECOND AMENDMENT TO THE SERIES 2015 SUPPLEMENT, dated as of August 1, 2017 (this “Amendment”), is entered into among OPORTUN FUNDING V, LLC, a special purpose limited liability company established under the laws of Delaware, as issuer (the “Issuer”), and WILMINGTON TRUST, NATIONAL ASSOCIATION, a national banking association with trust powers, as trustee (in such capacity, the “Trustee”), as securities intermediary (in such capacity, the “Securities Intermediary”) and as depositary bank (in such capacity, the “Depositary Bank”).

RECITALS

WHEREAS, the Issuer and Deutsche Bank Trust Company Americas, as trustee (in such capacity, the “Former Trustee”), as securities intermediary (in such capacity, the “Former Securities Intermediary”) and as depositary bank (in such capacity, the “Former Depositary Bank”), have previously entered into that certain Base Indenture, dated as of August 4, 2015 (as amended, modified or supplemented prior to the date hereof, the “Base Indenture”);

WHEREAS, the Issuer, the Former Trustee, the Former Securities Intermediary and the Former Depositary Bank have previously entered into that certain Series 2015 Supplement, dated as of August 4, 2015 (as amended, modified or supplemented prior to the date hereof, the “Series Supplement”; together with the Base Indenture, collectively, the “Indenture”);

WHEREAS, on the date hereof but prior to the effectiveness of this Amendment, the Trustee, the Securities Intermediary and the Depositary Bank have replaced the Former Trustee, the Former Securities Intermediary and the Former Depositary Bank under the Indenture pursuant to the Instrument of Resignation, Appointment, and Acceptance, dated as of the date hereof;

WHEREAS, concurrently herewith, (i) the Issuer, the Trustee, the Securities Intermediary and the Depositary Bank are entering into that certain Third Amendment to the Base Indenture, dated as of the date hereof, (ii) the Issuer, as purchaser, and Oportun, as seller, are entering into that certain Fourth Amendment to the Purchase and Sale Agreement, dated as of the date hereof, (iii) the Issuer, Oportun and the Purchasers are entering into that certain Third Amendment to the Note Purchase Agreement, dated as of the date hereof, (iv) the Issuer and each of the Purchasers are entering into that certain Second Amended and Restated Fee Letter, dated as of the date hereof, and (v) the Issuer, Oportun, the Servicer, each Purchaser and the Back-up Servicer are entering into that certain Consent, dated as of the date hereof; and

WHEREAS, in accordance with Section 13.2 of the Base Indenture, the Issuer desires to amend the Series Supplement as provided herein.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, each party hereto agrees as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01. Defined Terms Not Defined Herein. All capitalized terms used herein that are not defined herein shall have the meanings assigned to them in, or by reference in, the Indenture.

ARTICLE II

AMENDMENTS TO THE SERIES SUPPLEMENT

SECTION 2.01. Amendments. The Series Supplement is hereby amended to incorporate the changes reflected on the marked pages of the Series Supplement attached hereto as Schedule I.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

SECTION 3.01. Representations and Warranties. The Issuer hereby represents and warrants to the Trustee, the Securities Intermediary, the Depositary Bank and each of the other Secured Parties that:

(a) Representations and Warranties. Both before and immediately after giving effect to this Amendment, the representations and warranties made by the Issuer in the Indenture and each of the other Transaction Documents to which it is a party are true and correct as of the date hereof (unless stated to relate solely to an earlier date, in which case such representations or warranties were true and correct as of such earlier date).

(b) Enforceability. This Amendment and the Indenture, as amended hereby, constitute the legal, valid and binding obligation of the Issuer enforceable against the Issuer in accordance with its respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally and by general principles of equity.

(c) No Defaults. No Rapid Amortization Event, Event of Default, Servicer Default or Block Event has occurred and is continuing.

ARTICLE IV

MISCELLANEOUS

SECTION 4.01. Ratification of Series Supplement. As amended by this Amendment, the Series Supplement is in all respects ratified and confirmed and the Series Supplement, as amended by this Amendment, shall be read, taken and construed as one and the same instrument.

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SECTION 4.02. Counterparts. This Amendment may be executed in any number of counterparts, and by different parties in separate counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

SECTION 4.03. Recitals. The recitals contained in this Amendment shall be taken as the statements of the Issuer, and none of the Trustee, the Securities Intermediary or the Depositary Bank assumes any responsibility for their correctness. None of the Trustee, the Securities Intermediary or the Depositary Bank makes any representations as to the validity or sufficiency of this Amendment.

SECTION 4.04. Rights of the Trustee, the Securities Intermediary and the Depositary Bank. The rights, privileges and immunities afforded to the Trustee, the Securities Intermediary and the Depositary Bank under the Indenture shall apply hereunder as if fully set forth herein.

SECTION 4.05. GOVERNING LAW; JURISDICTION. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS. EACH OF THE PARTIES HERETO AND EACH SECURED PARTY HEREBY AGREES TO THE NON-EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND ANY APPELLATE COURT HAVING JURISDICTION TO REVIEW THE JUDGMENTS THEREOF. EACH OF THE PARTIES HERETO AND EACH SECURED PARTY HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER IN ANY OF THE AFOREMENTIONED COURTS AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.

SECTION 4.06. Effectiveness. This Amendment shall become effective as of the date hereof upon:

(a) receipt by the Trustee of an Issuer Order directing it to execute and deliver this Amendment;

(b) receipt by the Trustee of an Officer’s Certificate of the Issuer stating that the execution of this Amendment is authorized and permitted by the Indenture and all conditions precedent to the execution of this Amendment have been satisfied;

(c) receipt by the Trustee of an Opinion of Counsel stating that the execution of this Amendment is authorized and permitted under the Indenture and all conditions precedent to the execution of this Amendment have been satisfied;

(d) receipt by the Trustee of evidence of the consent of each Noteholder to this Amendment;

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(e) receipt by the Trustee of counterparts of this Amendment, duly executed by each of the parties hereto; and

(f) receipt by the Trustee of such other instruments, documents, agreements and opinions reasonably requested by the Trustee prior to the date hereof.

(Signature page follows)

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IN WITNESS WHEREOF, the Issuer, the Trustee, the Securities Intermediary and the Depositary Bank have caused this Amendment to be duly executed by their respective officers as of the day and year first above written.

OPORTUN FUNDING V, LLC, as Issuer

By:	/s/ Jonathan Coblentz
Name:	Jonathan Coblentz
Title:	Treasurer

Second Amendment to

Series 2015 Supplement

WILMINGTON TRUST, NATIONAL ASSOCIATION,
not in its individual capacity but solely as Trustee

By:	/s/ Drew Davis
Name: Drew Davis
Title: Vice President

WILMINGTON TRUST, NATIONAL ASSOCIATION,
not in its individual capacity but solely as Securities Intermediary

By:	/s/ Drew Davis
Name: Drew Davis
Title: Vice President

WILMINGTON TRUST, NATIONAL ASSOCIATION,
not in its individual capacity but solely as Depositary Bank

By:	/s/ Drew Davis
Name: Drew Davis
Title: Vice President

Second Amendment to

Series 2015 Supplement

SCHEDULE I

Amendments to the Series Supplement

~~Execution Copy~~ CONFORMED COPY

As amended by the

Second Amendment to the Series 2015 Supplement,

dated as of August 1, 2017

OPORTUN FUNDING V, LLC,

as Issuer

and

~~DEUTSCHE BANK~~WILMINGTON TRUST ~~COMPANY AMERICAS~~, NATIONAL

ASSOCIATION,

as Trustee, as Securities Intermediary and as Depositary Bank

SERIES 2015 SUPPLEMENT

Dated as of August 4, 2015

to

BASE INDENTURE

Dated as of August 4, 2015

Variable Funding Asset Backed Notes

TABLE OF CONTENTS

(continued)

		Page

SECTION 1.	Definitions	1

SECTION 2.	[Reserved]	9

SECTION 3.	Article 3 of the Base Indenture	9

SECTION 4.	Optional Redemption	12

SECTION 5.	Delivery and Payment for the Notes	12

SECTION 6.	Form of Delivery of the Notes; Depository; Denominations; Transfer Provisions	12

SECTION 7.	Article 5 of the Base Indenture	13

SECTION 8.	Article 6 of the Base Indenture	~~17~~16

SECTION 9.	[Reserved]	19

SECTION 10.	Article 7 of the Base Indenture	19

SECTION 11.	Article 9 of the Base Indenture	~~24~~23

SECTION 12.	Amendments and Waiver	24

SECTION 13.	Counterparts	24

SECTION 14.	Governing Law	24

SECTION 15.	Waiver of Trial by Jury	~~25~~24

SECTION 16.	No Petition	~~25~~24

SECTION 17.	Rights of the Trustee	~~25~~24

SECTION 18.	More Favorable Terms	25

EXHIBIT A	Form of Class A Note
EXHIBIT B	Form of Monthly Statement
SCHEDULE 1	List of Proceedings

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SERIES 2015 SUPPLEMENT, dated as of August 4, 2015 (as amended, modified, restated or supplemented from time to time in accordance with the terms hereof, this “Series Supplement”), by and among OPORTUN FUNDING V, LLC, a special purpose limited liability company established under the laws of Delaware, as issuer (“Issuer”), and ~~DEUTSCHE BANK TRUST COMPANY AMERICAS, a N~~e~~w Yor~~kWILMINGTON TRUST, NATIONAL ASSOCIATION, a national banking ~~corporation~~association validly existing under the laws of the ~~State of New York~~ United States, as trustee (together with its successors in trust under the Base Indenture referred to below, the “Trustee”), as securities intermediary (together with its successors under the Base Indenture referred to below, the “Securities Intermediary”) and as depositary bank (together with its successors under the Base Indenture referred to below, the “Depositary Bank”), to the Base Indenture, dated as of August 4, 2015, between the Issuer, the Trustee, the Securities Intermediary and the Depositary Bank (as amended, modified, restated or supplemented from time to time, exclusive of this Series Supplement, the “Base Indenture”).

Pursuant to this Series Supplement, the Issuer shall create a new Series of Notes and shall specify the principal terms thereof.

PRELIMINARY STATEMENT

WHEREAS, Section 2.2 of the Base Indenture provides, among other things, that Issuer and the Trustee may enter into a series supplement to the Base Indenture for the purpose of authorizing the issuance of this Series of Notes.

NOW, THEREFORE, the parties hereto agree as follows:

DESIGNATION

(a) There is hereby created a Series of notes with one Class to be issued pursuant to the Base Indenture and this Series Supplement and such Series of notes shall be substantially in the form of Exhibit A hereto, executed by the Issuer and authenticated by the Trustee and designated generally Variable Funding Asset Backed Notes, Class A, Series 2015 (the “Class A Notes” or the “Notes”). The Notes shall be issued in minimum denominations of $500,000 and integral multiples of $10,000 in excess thereof.

(b) Series 2015 (as defined below) shall not be subordinated to any other Series.

(c) The Class A Notes will be variable funding notes.

SECTION 1. Definitions. In the event that any term or provision contained herein shall conflict with or be inconsistent with any provision contained in the Base Indenture, the terms and provisions of this Series Supplement shall govern. All Article, Section or subsection references herein mean Articles, Sections or subsections of this Series Supplement, except as otherwise provided herein. All capitalized terms not otherwise defined herein are defined in the Base Indenture. Each capitalized term defined herein shall relate only to the Notes.

“Cash Equivalents” means (a) securities with maturities of one hundred twenty (120) days or less from the date of acquisition issued or fully guaranteed or insured by the United States government or any agency thereof, (b) certificates of deposit and eurodollar time deposits with maturities of one hundred twenty (120) days or less from the date of acquisition and overnight bank deposits of any commercial bank having capital and surplus in excess of $500,000,000, (c) repurchase obligations of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than seven (7) days with respect to securities issued or fully guaranteed or insured by the United States government, (d) commercial paper of a domestic issuer rated at least A-1 or the equivalent thereof by Standard and Poor’s or P-1 or the equivalent thereof by Moody’s and in either case maturing within ninety (90) days after the day of acquisition, (e) securities with maturities of ninety (90) days or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by Standard & Poor’s or A by Moody’s, (f) securities with maturities of ninety (90) days or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the requirements of clause (b) of this definition or, (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

“Class A Additional Interest” has the meaning specified in Section 5.12.

“Class A Deficiency Amount” has the meaning specified in Section 5.12.

“Class A Initial Principal Amount” means the aggregate initial principal amount of the Class A Notes on the Closing Date, which was $10,000,000.

“Class A Maximum Principal Amount” means $~~150,000,000.~~300,000,000.

“Class A Monthly Interest” has the meaning specified in Section 5.12.

“Class A Note Principal” means, on any date of determination and with respect to any Class A Note, the outstanding principal amount of such Class A Note.

“Class A Note Rate” means, with respect to any day, a variable rate per annum equal to the sum of (i) the LIBOR Floor on such day (or if the Alternative Rate applies on such day pursuant to Section 5.17, the Alternative Rate), plus (ii) the Applicable Margin, plus, if applicable, (iii) (x) during the Amortization Period or if a Rapid Amortization Event has occurred (so long as an Event of Default has not occurred), 1.00%, or (y) if an Event of Default has occurred, 3.00%.

“Class A Noteholder” means a Holder of a Class A Note.

“Class A Notes” has the meaning specified in paragraph (a) of the Designation.

“Class A Required Interest Distribution” has the meaning specified in Section 5.15(iii).

“Closing Date” means August 4, 2015.

“Commitment” has the meaning specified in the Note Purchase Agreement.

“Contingent Liability” means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the indebtedness, obligation or any other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Person’s obligation under any Contingent Liability shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount (or maximum outstanding principal amount, if larger) of the debt, obligation or other liability guaranteed thereby.

“Cut-Off Date” means (i) with respect to Receivables purchased by the Issuer on the Closing Date, August 2, 2015 and (ii) with respect to Subsequently Purchased Receivables, the related Purchase Date.

“Decrease” means a reduction in the Aggregate Class A Note Principal in accordance with Section 3.2.

“Default Rate” the sum of (i) the Class A Note Rate (determined without regard to clause (iii) thereof), plus (ii) 3.00%.

“Defaulted Pool Receivable” means a Pool Receivable (i) as to which any scheduled payment, or part thereof, remains unpaid for 120 days or more past the due date for such payment determined by reference to the contractual payment terms, as amended, of such Pool Receivable, (ii) the obligor thereon has died or is suffering or has suffered an Event of Bankruptcy or (iii) which (a) consistent with the Credit and Collection Policies, would be written off the Issuer’s, the Seller’s, the Nevada Originator’s or the Servicer’s books as uncollectible or (b) has been charged off or otherwise written off the Issuer’s, the Seller’s, the Nevada Originator’s or the Servicer’s books as uncollectible.

“Delinquent Pool Receivable” means a Pool Receivable (other than a Defaulted Pool Receivable) as to which all or any part of a scheduled payment remains unpaid for thirty (30) days or more from the due date for such payment.

“Distributable Funds” means, with respect to any Payment Date, an amount equal to the sum of (i) the Available Funds for the related Monthly Period, plus (ii) ~~the Reserve Account Draw Amount for such Payment Date, plus (iii)~~ the amount of funds deposited into the Collection Account pursuant to Section 3.2 since the prior Payment Date.

“Excess Spread” means, for any Monthly Period, an amount equal to (a) all Collections received during such Monthly Period, minus (b) all principal Collections with respect to Eligible Receivables received during such Monthly Period, minus (c) the Facility Costs for such Monthly Period.

“Facility Costs” means, for any Monthly Period, an amount equal to (a) the Class A Monthly Interest for such Monthly Period, plus (b) the Trustee, Back-Up Servicer and Successor Servicer Fees and Expenses for such Monthly Period, plus (c) the Servicing Fee for such Monthly Period, plus (d) all other fees, expenses and indemnity amounts accruing during such Monthly Period and owing by the Issuer under the Transaction Documents (other than any Unused Fees).

“Fee Letter” means the letter agreement, dated as of August ~~4, 2015,~~1, 2017, among the Issuer and the Purchasers.

“Financial Covenants” means each of the Leverage Ratio Covenant, the Tangible Net Worth Covenant and the Liquidity Covenant.

“Increase” has the meaning specified in Section 3.1(b).

“Indebtedness” means, with respect to any Person as of any day, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, including, but not limited to, any securitization, (c) all obligations of such Person under each lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee, (d) all obligations of such Person in respect of letters of credit, acceptances or similar obligations issued or created for the account of such Person and (e) all obligations and liabilities secured by any lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof, each as of such day.

“Interest Period” means, with respect to any Payment Date, the prior Monthly Period.

“Issuer” is defined in the preamble of this Series Supplement.

“Legal Final Payment Date” means the date 365 days after the commencement of the Amortization Period.

“Leverage Ratio” means, on any date of determination, the ratio of (i) Liabilities to (ii) Tangible Net Worth.

“Leverage Ratio Covenant” means that the Parent will have a maximum Leverage Ratio of 6:1.

“Liabilities” means, on any date of determination, the total liabilities which would appear on the balance sheet of the Parent and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

“LIBOR Floor” means, as of any date of determination, the greater of (i) One-Month LIBOR and (ii) 0.00%.

“Liquidity Covenant” means that the Seller will have a minimum liquidity of $10,000,000, equal to unrestricted cash or Cash Equivalents.

“London Banking Day” means, for the purpose of determining One-Month LIBOR, any day that banking institutions in London, England are open for business other than a Saturday, Sunday or other day on which banking institutions in London, England trading in Dollar deposits in the London interbank market are authorized or obligated by law or executive order to be closed.

“Monthly Collateral Performance Tests” shall be deemed satisfied with respect to any Monthly Period if each of the following is true as of the last day of such Monthly Period:

(i) the aggregate Outstanding Receivables Balance of all Delinquent Receivables as of the last day of such Monthly Period, shall not exceed 9.5% of the aggregate Outstanding Receivables Balance of all Eligible Receivables as of the last day of such Monthly Period;

(ii) the aggregate Outstanding Receivables Balance of all Receivables that became Defaulted Receivables during such Monthly Period, as an annualized percentage of the aggregate Outstanding Receivables Balance of all Eligible Receivables, shall not exceed 17.0% as of the last day of such Monthly Period;

(iii) the product of twelve times (A) the Excess Spread for such Monthly Period, divided by (B) the average daily aggregate Outstanding Receivables Balance for all Eligible Receivables during such Monthly Period, shall not be less than 15.0%; provided, however, that the Monthly Collateral Performance Test provided for in this clause (iii) shall not apply to a Monthly Period if the average daily Class A Note Principal during such Monthly Period is less than $15,000,000, provided further, however, that the exclusion set forth in the immediately prior proviso shall not apply for more than two successive Monthly Periods;

(iv) the aggregate outstanding principal balance of all Delinquent Pool Receivables as of the last day of such Monthly Period, shall not exceed 9.5% of the aggregate outstanding principal balance of all Pool Receivables as of the last day of such Monthly Period; and

(v) the aggregate outstanding principal balance of all Pool Receivables that became Defaulted Pool Receivables during such Monthly Period, as an annualized percentage of the aggregate outstanding principal balance of all Pool Receivables, shall not exceed 17.0% as of the last day of such Monthly Period~~.~~:

provided, however, that the Monthly Collateral Performance Tests set forth in clauses (i) and (ii) above shall not apply during the period commencing on a Takeout Date and continuing until the earlier of (a) the date that is two calendar months after such Takeout Date and (b) the date on which the Aggregate Class A Note Principal exceeds $75,000,000.

“Monthly Period” has the meaning specified in the Base Indenture.

“Monthly Statement” has the meaning specified in Section 6.2.

“Note Purchase Agreement” means the agreement by and among Morgan Stanley Bank, N.A., as an initial Class A Noteholder, Goldman Sachs Bank USA, as an initial Class A Noteholder, Jefferies Funding LLC, as an initial Class A Noteholder, each of the other Class A Noteholders from time to time party thereto, Oportun, Inc. (f/k/a Progress Financial Corporation) and the Issuer, dated August 4, 2015, pursuant to which each of the Class A Noteholders have agreed to purchase an interest in the Class A Note from the Issuer, subject to the terms and conditions set forth therein, as amended, supplemented or otherwise modified from time to time.

“Noteholder” means with respect to any Note, the holder of record of such Note.

“Notes” has the meaning specified in paragraph (a) of the Designation.

“Notice Person” means each Purchaser.

“One-Month LIBOR” means, with respect to any day of determination, the composite London interbank offered rate for one-month Dollar deposits determined by the Trustee for such day in accordance with the provisions of Section 5.17 (or if such day is not a London Banking Day, then the immediately preceding London Banking Day).

“Payment Date” means September 8, 2015 and the eighth (8th) day of each calendar month thereafter, or if such eighth (8th) day is not a Business Day, the next succeeding Business Day.

“Pool Receivable” means each of the consumer loans that were originated by the Seller, the Nevada Originator or any of their Affiliates, excluding any Starter Loan Receivables.

“Purchaser” has the meaning specified in the Note Purchase Agreement.

“Rapid Amortization Date” means the date on which a Rapid Amortization Event is deemed to occur.

“Rapid Amortization Event” has the meaning specified in Section 9.1.

“Redemption Price” means the sum of (i) the Aggregate Class A Note Principal plus (ii) accrued and unpaid interest on such Notes through the day preceding the Payment Date on which the purchase occurs, plus (iii) any other amounts payable to such Noteholders pursuant to the Transaction Documents, plus (iv) any other amounts due and owing by the Issuer or the initial Servicer to the other Secured Parties pursuant to the Transaction Documents, minus (v) the amounts, if any, on deposit on such Payment Date in ~~the Reserve Account and~~ the Collection Account for the payment of the foregoing amounts.

“Reference Banks” means those banking institutions selected by the Required Noteholders of each Series and notified to the Trustee.

“Required Noteholders” means, at any time of determination, the holders of the Class A Notes outstanding, voting together, representing (i) in excess of 50% of the Aggregate Class A Note Principal at such time or (ii) if no amount is then outstanding under the Class A Notes, Commitments in excess of 50% of the Class A Maximum Principal Amount; provided, however, that at any time that two or more Persons are then holders of the Class A Notes outstanding, then “Required Noteholders” shall in addition to the above require at least two unaffiliated Noteholders.

“Required Overcollateralization Amount” equals, at any time, 25% of the Aggregate Class A Note Principal at such time.

~~“Reserve Account” means the account established as such for the benefit of the Secured Parties of this Series 2015 pursuant to Section 5.13 of this Series Supplement and subsection 5.3(b) of the Base Indenture.~~

~~“Reserve Account Draw Amount” shall mean with respect to any Payment Date, the lesser of (I) the positive difference of (a) the sum of the amounts payable on such Payment Date pursuant to clauses (i) through (vii) of Section 5.15, minus (b) the Available Funds for the related Monthly Period and (II) the amount of funds on deposit in the Reserve Account on the Determination Date related to such Payment Date.~~

~~“Reserve Account Required Balance” means, as of any time of determination, an amount equal to 1.0% of the Aggregate Class A Note Principal at such time.~~

“Residual Payments” has the meaning specified in subsection 5.15(~~ix~~viii).

“Revolving Period” means the period from and including the Closing Date to, but not including, the earlier of (i) the Scheduled Amortization Period Commencement Date and (ii) the Rapid Amortization Date.

“Scheduled Amortization Period Commencement Date” means August ~~10, 2017~~12, 2020 (as such date may be extended pursuant to Section 2.4 of the Note Purchase Agreement).

“Series 2015” means the Series of the Variable Funding Asset Backed Notes represented by the Notes.

“Series 2015 Termination Date” means the earliest to occur of (a) the Payment Date on which the Notes, plus all other amounts due and owing to the Noteholders, are paid in full, (b) the Legal Final Payment Date and (c) the Indenture Termination Date.

“Series Report Date” means, with respect to any Payment Date, the date that is two (2) Business Days prior to such Payment Date.

“Series Supplement” is defined in the preamble of this Series Supplement.

“Solvent” means with respect to any Person that as of the date of determination both (A)(i) the then fair saleable value of the property of such Person is (y) greater than the total amount of liabilities (including Contingent Liabilities) of such Person and (z) not less than the amount that will be required to pay the probable liabilities on such Person’s then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to such Person; (ii) such Person’s capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction; and (iii) such Person does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due; and (B) such Person is “solvent” within the meaning given that term and similar terms under applicable Laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any Contingent Liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Starter Loan Receivable” means each of the consumer loans that were (i) originated by the Seller, the Nevada Originator or any of their Affiliates pursuant to its “Starter Loan” program intended to make credit available to select borrowers who do not qualify for credit under the Seller’s principal loan origination program, (ii) identified on the Seller’s, the Servicer’s or, if applicable, the Nevada Originator’s books as a Starter Loan Receivable as of the date of origination, and (iii) identified by the Seller from time to time in writing to the Noteholders on a schedule of Starter Loan Receivables, substantially in the form of Exhibit B to the Purchase Agreement.

“Tangible Net Worth” means, on any date of determination, the total shareholders’ equity (including capital stock, additional paid-in capital and retained earnings after deducting treasury stock) which would appear on the balance sheet of the Parent and its Subsidiaries determined on a consolidated basis in accordance with GAAP, less the sum of (a) all notes receivable from officers and employees of the Parent and its Subsidiaries and from affiliates of the Parent, and (b) the aggregate book value of all assets which would be classified as intangible assets under GAAP, including, without limitation, goodwill, patents, trademarks, trade names, copyrights, and franchises.

“Tangible Net Worth Covenant” means that the Parent will have a minimum Tangible Net Worth of $100,000,000.

“Third Party Financing Agreement” means (i) any Term Indenture, (ii) any instrument, agreement or undertaking referenced or otherwise referred to in the Intercreditor Agreement or (iii) any other instrument, agreement or undertaking governing or entered into in connection with any securitization, any whole-loan sale or similar transaction or any other financing, in each case with respect to this clause (iii), entered into by the Seller, the initial Servicer, Oportun or any Affiliate of any of the foregoing.

“Unused Fee” has the meaning specified in the Fee Letter, as notified by the Issuer to the Back-Up Servicer and the Servicer in writing.

“Utilization Percentage” means, for any day of determination, a fraction, expressed as a percentage, (i) the numerator of which is the Aggregate Class A Note Principal on such day, and (ii) the denominator of which is the Class A Maximum Principal Amount on such day.

SECTION 2. [Reserved.]

SECTION 3. Article 3 of the Base Indenture. Article 3 of the Indenture solely for the purposes of Series 2015 shall be read in its entirety as follows and shall be applicable only to the Notes:

ARTICLE 3

INITIAL ISSUANCE OF NOTES AND INCREASES AND DECREASES OF THE PRINCIPAL BALANCE

Section 3.1. Initial Issuance; Procedure for Increases.

(a) Subject to satisfaction of the conditions precedent set forth in subsection (b) of this Section 3.1, on the Closing Date, the Issuer will issue the Class A Notes in accordance with Section 2.2 of the Base Indenture and Section 6 hereof in an aggregate initial principal amount of $10,000,000. The Notes will be issued on the Closing Date pursuant to this subsection (a) only upon satisfaction of each of the following conditions with respect to such initial issuance:

(i) [Reserved];

(ii) Such issuance and the application of the proceeds thereof shall not result in the occurrence of (1) a Servicer Default, a Rapid Amortization Event or an Event of Default, or (2) an event or occurrence, which, with the passing of time or the giving of notice thereof, or both, would become a Servicer Default, a Rapid Amortization Event or an Event of Default;

(iii) The representations and warranties of the Issuer, the initial Servicer and the Seller set forth in this Agreement and the other Transaction Documents are true and correct as of the Closing Date (except to the extent they relate to an earlier or later date, and then as of such earlier or later date);

(iv) All required consents have been obtained and all other conditions precedent to the purchase of the Notes under the Note Purchase Agreement shall have been satisfied;

(v) ~~Aft~~e~~r giving~~ e~~ff~~e~~ct to such issuance, the amount on deposit in the Reserve Account is no less than the Reserve Account R~~e~~quir~~e~~d Balance;~~ [Reserved];

(vi) A certification (in form and substance satisfactory to the Required Noteholders) from the initial Servicer that the Overcollateralization Test is satisfied (after giving effect to such issuance); and

(vii) The proceeds of such Issuance shall be used solely in connection with the acquisition of Receivables and other Permissible Uses.

(b) On any Business Day during the Revolving Period (but no more than two (2) times during any calendar week), the Issuer may increase the Aggregate Class A Note Principal upon one (1) Business Day’s prior notice to the Trustee, the Back-Up Servicer, any successor Servicer and the Noteholders (each such increase referred to as an “Increase”). Upon each Increase, the Trustee shall indicate in the Note Register such Increase. Any such Increase will be effective only upon satisfaction of each of the following conditions:

(i) The amount of each such Increase shall be equal to or greater than $1,000,000 (and in integral multiples of $10,000 in excess thereof);

(ii) After giving effect to such Increase, the Aggregate Class A Note Principal shall not exceed the Class A Maximum Principal Amount;

(iii) A certification (in form and substance satisfactory to the Required Noteholders) from the initial Servicer that the Overcollateralization Test is satisfied (after giving effect to such Increase);

(iv) Such Increase and the application of the proceeds thereof shall not result in the occurrence of (1) a Rapid Amortization Event, a Servicer Default or an Event of Default or (2) an event or occurrence, which, with the passing of time or the giving of notice thereof, or both, would become a Rapid Amortization Event, a Servicer Default or an Event of Default;

(v) A certification of the initial Servicer (in form and substance satisfactory to the Trustee) to the Trustee that all conditions precedent for Increases under the Transaction Documents have been satisfied and that such Increase is authorized and permitted under the Transaction Documents; and

(vi) The representations and warranties of the Issuer, the initial Servicer and the Seller set forth in this Agreement and the other Transaction Documents are true and correct as of the date of such Increase (except to the extent they relate to an earlier or later date, and then as of such earlier or later date); and

(vii) All required consents, if any, have been obtained and all other conditions precedent for Increases under the Note Purchase Agreement have been satisfied; a~~nd (viii) After giving effect to such Increase, the amount on deposit in the Reserve Account is no less than the Reserve Account Required Balance~~.

No additional Notes may be issued by the Issuer without the consent of each Noteholder. For this purpose, an Increase pursuant to this Section 3.1(b) shall not constitute the issuance of additional Notes.

(c) Upon receipt of the proceeds of each such Increase by or on behalf of the Issuer, the Trustee shall, or shall cause the Transfer Agent and Registrar to, indicate in the Note Register the amount thereof.

(d) Each Increase shall comply with the terms and conditions set forth in the Note Purchase Agreement in addition to those set forth herein.

Section 3.2. Procedure for Decreases. On any Business Day, the Issuer may upon written notice to the Trustee, the Servicer, the Back-Up Servicer, any successor Servicer and the Plan Investors at any time that the Class A Notes have been characterized as other than indebtedness for applicable local law purposes.

In addition, such transferee, unless it is a party to the Note Purchase Agreement, shall be responsible for providing additional information or certification, as reasonably requested by the Trustee or the Issuer, to support the truth and accuracy of the foregoing representations and agreements, it being understood that such additional information is not intended to create additional restrictions on the transfer of the Notes.

SECTION 7. Article 5 of the Base Indenture. Sections 5.1, 5.2, 5.3, 5.4, 5.5, 5.6, 5.7 and 5.8 of the Base Indenture shall be read in their entirety as provided in the Base Indenture. The following provisions, however, shall constitute part of Article 5 of the Indenture solely for purposes of Series 2015 and shall be applicable only to the Notes.

ARTICLE 5

ALLOCATION AND APPLICATION OF COLLECTIONS

Section 5.9. [Reserved].

Section 5.10. [Reserved].

Section 5.11. [Reserved].

Section 5.12. Determination of Monthly Interest. The amount of monthly interest payable on the Class A Notes on each Payment Date will be determined by the Servicer as of each Determination Date and will be an amount for each day during the related Interest Period equal to the product of (i) 1/360, times (ii) the Class A Note Rate in effect on such day, times (iii) the Aggregate Class A Note Principal on such day (the “Class A Monthly Interest”).

In addition to the Class A Monthly Interest, an amount equal to the sum of (i) the amount of any unpaid Class A Deficiency Amount, as defined below, plus (ii) an amount for each day during the related Interest Period equal to the product of (A) 1/360, times (B) the Class A Note Rate in effect on such day, times (C) any Class A Deficiency Amount, as defined below (or the portion thereof which has not theretofore been paid to the Class A Noteholders), will also be payable to the Class A Noteholders (such aggregate amount for any Interest Period being herein called the “Class A Additional Interest”). The “Class A Deficiency Amount” for any Determination Date shall be equal to the excess, if any, of (x) the sum of (i) the Class A Monthly Interest and the Class A Additional Interest, in each case for the Interest Period ended immediately prior to the preceding Payment Date, plus (ii) any Class A Deficiency Amount for the preceding period, over (y) the amount actually paid in respect thereof on the preceding Payment Date; provided, however, that the Class A Deficiency Amount on the first Determination Date shall be zero.

Section 5.13. ~~Reserve Account for Series 2015. Pursuant to Section 5.3(b) of the Base Indenture, the Trustee shall establish and maintain a Reserve Account for Series 2015 with the Depositary Bank. Such Reserve Account shall be a deposit account that is maintained in the name “Oportun Funding V Reserve Account, Deutsche Bank Trust Company Americas, as~~

~~Trustee, as secured party.” The Issuer acknowledges that this Reserve Account is a Reserve Account that is described in clause (d) of the Granting Clause of the Base Indenture and thus is subject to the security interest granted by the Issuer pursuant to the Granting Clause of the Base Indenture.~~[Reserved].

Section 5.14 ~~Reserve Account Draws.—On or before the Business Day immediately preceding each Payment Date, the Servicer shall instruct the Trustee in writing to withdraw, and the Trustee, acting in accordance with such instructions, shall withdraw on such Payment Date, an amount equal to the Reserve Account Draw Amount and directly deposit such amount into the Collection Account on such date; provided, however, that at any time an Event of Default or Rapid Amortization Event has occurred and is continuing, the Trustee shall upon receipt of a written instruction from the Servicer or the Required Noteholders, transfer all amounts then on deposit in the Reserve Account into the Collection Account.~~[Reserved].

Section 5.15. Monthly Payments. On or before the Business Day immediately preceding each Payment Date, the Servicer shall instruct the Trustee in writing (which writing shall be substantially in the form of the Monthly Servicer Report attached as Exhibit A-1 to the Servicing Agreement) to withdraw, and the Trustee, acting in accordance with such instructions, shall withdraw on such Payment Date, from the Collection Account an amount equal to the Distributable Funds for such Payment Date and such amount shall be distributed by the Trustee on such Payment Date in the following priority to the extent of funds available therefor:

(i) first, to the Trustee, the Collateral Trustee, the Securities Intermediary, the Depositary Bank, the Back-Up Servicer, and any successor Servicer (distributed on a pari passu and pro rata basis), an amount equal to the accrued and unpaid Trustee, Back-Up Servicer and Successor Servicer Fees and Expenses for such Payment Date (plus the Trustee, Back-Up Servicer and Successor Servicer Fees and Expenses due but not paid on any prior Payment Date);

(ii) second, if PF Servicing, LLC is the Servicer, to the Servicer an amount equal to the accrued and unpaid Servicing Fee for such Payment Date (plus any Servicing Fee due but not paid on any prior Payment Date);

(iii) third, (A) to the Class A Noteholders, an amount equal to the sum of (I) the Class A Monthly Interest for such Payment Date, plus (II) the amount of any Class A Deficiency Amount for such Payment Date, plus (III) the amount of any Class A Additional Interest for such Payment Date (collectively, the “Class A Required Interest Distribution”), and (B) to the Purchasers, an amount equal to the aggregate accrued and unpaid Unused Fees during the prior Monthly Period;

(iv) fourth, to the Class A Noteholders, the Borrowing Base Shortfall, if any;

(v) fifth, to the Class A Noteholders, any other amounts payable thereto (excluding the Aggregate Class A Note Principal but including any unreimbursed fees, expenses and indemnity amounts) pursuant to the Transaction Documents;

(vi) sixth, during the Amortization Period and at any time on or after the Legal Final Payment Date, to the Class A Noteholders, all remaining amounts until the Class A Notes have been paid in full;

(vii) seventh, to the Trustee, the Collateral Trustee, the Securities Intermediary, the Depositary Bank, the Back-Up Servicer, and any successor Servicer (distributed on a pari passu and pro rata basis), an amount equal to any unreimbursed fees, expenses and indemnity amounts (including, without limitation, any Transition Costs not paid pursuant to clause (i) above) of the Trustee, the Collateral Trustee, the Securities Intermediary, the Depositary Bank, the Back-Up Servicer, and any successor Servicer;

(viii) eighth~~, to be deposited into the Reserve Account, an amount, if any, necessary to make the amount on deposit in the Reserve Account (after giving effect to all withdrawals from the Reserve Account on such date) equal to the Reserve Account Required Balance; and(ix) ninth~~, during the Revolving Period and so long as no Rapid Amortization Event, Servicer Default, Event of Default or Block Event (as defined in the Note Purchase Agreement) has occurred the balance, if any, shall be distributed to the Issuer (“Residual Payments”).

Section 5.16. Servicer’s Failure to Make a Deposit or Payment. The Trustee shall not have any liability for any failure or delay in making the payments or deposits described herein resulting from a failure or delay by the Servicer to make, or give instructions to make, such payment or deposit in accordance with the terms herein. If the Servicer fails to make, or give instructions to make, any payment, deposit or withdrawal required to be made or given by the Servicer at the time specified in the Base Indenture or this Series Supplement (including applicable grace periods), the Trustee shall make such payment, deposit or withdrawal from the applicable Trust Account without instruction from the Servicer. The Trustee shall be required to make any such payment, deposit or withdrawal hereunder only to the extent that the Trustee has sufficient information to allow it to determine the amount thereof. The Servicer shall, upon reasonable request of the Trustee, promptly provide the Trustee with all information necessary and in its possession to allow the Trustee to make such payment, deposit or withdrawal. Such funds or the proceeds of such withdrawal shall be applied by the Trustee in the manner in which such payment or deposit should have been made (or instructed to be made) by the Servicer.

Section 5.17. Determination of One-Month LIBOR.

(a) On each Business Day, the Calculation Agent shall determine One-Month LIBOR on the basis of the rate for Dollar deposits for a period equal to one month which appears on Reuters Page LIBOR01 as of 11:00 a.m. (London time) on such Business Day (or such other page as may replace such page on that service or other service or services as may be nominated by ICE Benchmark Administration Limited or any successor organization for the purpose of displaying London interbank offered rates of U.S. dollar deposits for a one-month period) and shall send to the Servicer and the Issuer, by facsimile or e-mail, notification of One-Month LIBOR for such Business Day.

(b) If on any Business Day such rate does not appear on Reuters Page LIBOR01 (or such other page), then the Class A Note Rate shall be determined by the Calculation Agent by

(iii) the amount of Trustee, Back-Up Servicer and Successor Servicer Fees and Expenses, Class A Monthly Interest, Class A Deficiency Amount, Class A Additional Interest and Unused Fee, respectively;

(iv) the amount of the Servicing Fee for such Payment Date;

(v) the total amount to be distributed to each Class A Noteholders on such Payment Date;

(vi) (a) the Aggregate Class A Note Principal and (b) the Class A Note Principal of each Purchaser, in each case, as of the end of the day on the Payment Date;

(vii) the amount of any Increases and Decreases in the Notes during the related Monthly Period;

(viii) One-Month LIBOR for each day during the related Interest Period;

(ix) the aggregate amount of Receivables that became Defaulted Receivables during the related Monthly Period;

(x) the date on which the Amortization Period commenced, if applicable;

(xi) ~~the Reserve Account Draw Amount for such Paym~~e~~nt Dat~~e~~;~~ [Reserved];

(xii) the aggregate Outstanding Receivables Balance of Receivables which were 1-29 days, 30-59 days, 60-89 days, and 90-119 days delinquent, respectively, as of the end of the preceding Monthly Period;

(xiii) the (a) Liabilities, (b) Tangible Net Worth and (c) Leverage Ratio, in each case, of the Parent as of the end of the second preceding Monthly Period (including, in each case, each of the components thereof);

(xiv) the aggregate amount of cash and Cash Equivalents of the Seller as of the end of the second preceding Monthly Period;

(xv) whether any of the Financial Covenants as of the end of the second preceding Monthly Period or Monthly Collateral Performance Tests as of the end of the preceding Monthly Period, in each case have been breached;

(xvi) the aggregate Outstanding Receivables Balance of all Delinquent Receivables as of the end of the preceding Monthly Period;

(xvii) the aggregate Outstanding Receivables Balance of all Receivables that became Defaulted Receivables during the preceding Monthly Period;

(xviii) the aggregate outstanding principal balance of all Delinquent Pool Receivables as of the end of the preceding Monthly Period;

(xix) the aggregate outstanding principal balance of all Pool Receivables that became Defaulted Pool Receivables during the preceding Monthly Period;

(xx) the Excess Spread for the preceding Monthly Period;

(xxi) the aggregate Outstanding Receivables Balance of all Eligible Receivables as of the end of the preceding Monthly Period;

(xxii) the aggregate outstanding principal balance of all Pool Receivables as of the end of the preceding Monthly Period; and

(xxiii) the amount and calculation of each excess concentration set forth in the definition of “Concentration Limits” as of the end of the preceding Monthly Period.

On or before each Series Report Date, to the extent the Servicer provides such information to the Trustee, the Trustee will make available the monthly Servicer statement via the Trustee’s Internet website and, with the consent or at the direction of the Issuer, such other information regarding the Notes and/or the Receivables as the Trustee may have in its possession, but only with the use of a password provided by the Trustee; provided, however, the Trustee shall have no obligation to provide such information described in this Section 6.2 until it has received the requisite information from the Issuer or the Servicer and the applicable Noteholder has completed the information necessary to obtain a password from the Trustee. The Trustee will make no representation or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefor.

(b) The Trustee’s internet website, as of the Trustee Replacement Date, shall be ~~initially~~ located at “~~https://tss.sfs.db.com/investpublic~~www.wilmingtontrustconnect.com” or at such other address as shall be specified by the Trustee from time to time in writing to the Noteholders. In connection with providing access to the Trustee’s internet website, the Trustee may require registration and the acceptance of a disclaimer. The Trustee shall not be liable for information disseminated in accordance with this Series Supplement.

(c) Annual Tax Statement. To the extent required by the Code or the Treasury regulations thereunder, on or before January 31 of each calendar year, the Trustee shall distribute to each Person who at any time during the preceding calendar year was a Noteholder, a statement prepared by the Servicer containing the information required to be contained in the regular monthly report to Noteholders, as set forth in subclauses (iii), (v) and (vi) above, aggregated for such calendar year, and a statement prepared by the initial Servicer or the Issuer with such other customary information (consistent with the treatment of the Notes as debt) required by applicable tax Law to be distributed to the Noteholders. Such obligations of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code as from time to time in effect.

Section 6.3. Issuer Payments. The Issuer agrees to pay, and the Issuer agrees to instruct the Servicer and the Trustee to pay, all amounts payable by it with respect to the Notes, this Indenture and each of the other Transaction Documents to the applicable account designated by the Person to which such amount is owing. All such amounts to be paid by the Issuer shall be paid no later than 3:00 p.m. (New York time) on the day when due as determined in accordance

IN WITNESS WHEREOF, the parties hereto have caused this Series Supplement to be duly executed by their respective officers as of the day and year first above written.

OPORTUN FUNDING V, LLC, as Issuer

By:
Name:
Title:

~~DEUTSCHE BANK~~WILMINGTON TRUST ~~COMPANY AMERICAS~~, NATIONAL ASSOCIATION, not in its individual capacity, but solely as Trustee

By:
Name:
Title:

~~By:~~
~~Name:~~
~~Title:~~

~~DEUTSCHE BANK~~WILMINGTON TRUST ~~COMPANY AMERICAS~~, NATIONAL ASSOCIATION, not in its individual capacity, but solely as Securities Intermediary

By:
Name:
Title:

~~By:~~
~~Name:~~
~~Title:~~

~~DEUTSCHE BANK~~WILMINGTON TRUST ~~COMPANY AMERICAS~~, NATIONAL ASSOCIATION, not in its individual capacity, but

[Oportun 2015 – Indenture Supplement]

solely as Depositary Bank

By:
Name:
Title:

~~By:~~
~~Name:~~
~~Title:~~

[Oportun 2015 – Indenture Supplement]

CERTIFICATE OF AUTHENTICATION

This is one of the Class A Notes referred to in the within mentioned Series 2015 Supplement.

~~DEUTSCHE BANK~~WILMINGTON TRUST ~~COMPANY AMERICAS~~, NATIONAL ASSOCIATION, not in its individual capacity, but solely as Trustee

By:
Authorized Officer

A-6

Series 2015 Supplement

[REVERSE OF NOTE]

This Class A Note is one of a duly authorized issue of Class A Notes of the Issuer, designated as its Series 2015 Variable Funding Asset Backed Notes, Class A, Series 2015 (herein called the “Class A Notes”), all issued under the Series 2015 Supplement to the Base Indenture dated as of August 4, 2015 (such Base Indenture, as supplemented by the Series 2015 Supplement and supplements and amendments relating to other series of notes, as supplemented or amended, is herein called the “Indenture”), between the Issuer and ~~D~~e~~utsche Bank~~Wilmington Trust ~~Company Am~~e~~ricas~~, National Association, as trustee (the “Trustee,” which term includes any successor Trustee under the Indenture), as securities intermediary and as depositary bank, to which Indenture reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Trustee and the Class A Noteholders. The Class A Notes are subject to all terms of the Indenture. All terms used in this Class A Note that are defined in the Indenture shall have the meanings assigned to them in or pursuant to the Indenture.

Principal of the Class A Notes will be payable on each Payment Date, and may be prepaid, in each case, as set forth in the Indenture. “Payment Date” means the eighth day of each calendar month, or, if any such date is not a Business Day, the next succeeding Business Day, commencing on September 8, 2015.

All principal payments on the Class A Notes shall be made pro rata to the Class A Noteholders entitled thereto.

Subject to certain limitations set forth in the Indenture, payments of interest on this Class A Note due and payable on each Payment Date, together with the installment of principal, if any, to the extent not in full payment of this Class A Note, shall be made by wire transfer in immediately available funds to the Person whose name appears as the Class A Noteholder on the Note Register as of the close of business on the immediately preceding Record Date without requiring that this Class A Note be submitted for notation of payment. Any reduction in the principal amount of this Class A Note effected by any payments made on any Payment Date or date of prepayment shall be binding upon all future Class A Noteholders and of any Class A Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted on Schedule A attached hereto.

On any redemption, purchase, exchange or cancellation of any of the beneficial interests represented by this Note, details of such redemption, purchase, exchange or cancellation shall be entered by the Paying Agent in Schedule A hereto recording any such redemption, purchase, exchange or cancellation and shall be signed by the Issuer. Upon any such redemption, purchase, exchange or cancellation, the principal amount of this Note and the beneficial interests represented by the Note shall be reduced or increased, as appropriate, by the principal amount so redeemed, purchased, exchanged or cancelled.

Each Class A Noteholder, by acceptance of a Class A Note, covenants and agrees that by accepting the benefits of the Indenture that such Class A Noteholder will not prior to the date which is one year and one day after the payment in full of the last maturing note of any Series and the termination of the Indenture institute against the Issuer or join in any institution against the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation

A-7

Series 2015 Supplement